Advisory Agreement dated September 30, 2013 between Registrant on behalf of ASG Tactical
U.S. Market Fund and AlphaSimplex is
incorporated by reference to exhibit
(d)(1)(xviiii) to PEA No. 179 filed on September
26, 2013 (Accession No. 0001193125-13-
379373).

Sub-Advisory Agreement dated September 30,
2013 among the Registrant, on behalf of ASG
Tactical U.S. Market Fund, AlphaSimplex and
Reich & Tang is incorporated by reference to exhibit (d)(2)(xi) to PEA No. 179 filed on September 26, 2013 (Accession No.
0001193125-13-379373).

Sub-Advisory Agreement dated September 30,
2013 among the Registrant, on behalf of ASG
Tactical U.S. Market Fund, AlphaSimplex and
NGAM Advisors is incorporated by reference to exhibit (d)(2)(xii) to PEA No. 179 filed on September 26, 2013 (Accession No.
0001193125-13-379373).

AlphaSimplex Fee Waiver/Expense
Reimbursement Undertaking dated September
30, 2013 between AlphaSimplex and the
Registrant, on behalf of ASG Tactical U.S.
Market Fund and AlphaSimplex is incorporated by reference to exhibit (h)(11) to PEA No. 179 filed on September 26, 2013 (Accession No.
0001193125-13-379373).

Rule 12b-1 Plan for Class A shares of ASG
Tactical U.S. Market Fund is filed herewith is incorporated by reference to exhibit (m)(12)(a) to PEA No. 179 filed on September 26, 2013
(Accession No. 0001193125-13-379373).

Rule 12b-1 Plan for Class C shares of ASG
Tactical U.S. Market Fund is incorporated by reference to exhibit (m)(12)(b) to PEA No. 179 filed on September 26, 2013 (Accession No.
0001193125-13-379373).

Exhibit 77Q(1)(iii)